Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

MONDOVI, Wis., January 26, 2016 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported a 19.8% increase in net income to $35.7 million, or $1.06 per diluted share, for the year ended December 31, 2015 from $29.8 million, or 89 cents per diluted share, for 2014. Net income for the fourth quarter of 2015 was $8.8 million, or 26 cents per diluted share, compared with $9.0 million, or 27 cents per diluted share, for the fourth quarter of 2014, which was a record quarter for earnings. The fourth-quarter earnings improved sequentially from 2015 third-quarter net income of $8.4 million, or 25 cents per diluted share. Results for 2015 included a gain on the disposition of facilities of $392,000 for the fourth quarter and $4.1 million for the year which was part of the Company’s ongoing program to expand and update the footprint of its facilities. Excluding the gain on the disposition of the facilities in 2015, diluted earnings per share was 26 cents for the fourth quarter and 99 cents for the year, and net income improved 11.7% to $33.3 million, the highest net income for any year in Marten’s history.

Operating revenue, net of fuel surcharges, improved 6.6% to $154.0 million for the fourth quarter of 2015 from $144.6 million for the fourth quarter of 2014, and improved 8.2% to $592.6 million for 2015 from $547.7 million for 2014. Reflecting substantially lower fuel surcharges in 2015, operating revenue was $168.8 million for the 2015 quarter compared with $173.5 million for the 2014 quarter, and was $665.0 million for 2015 compared with $672.9 million for 2014. Fuel surcharge revenue decreased to $14.7 million for the fourth quarter of 2015 from $29.0 million for the 2014 quarter, and decreased to $72.3 million for 2015 from $125.2 million for 2014.

Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, was 90.1% for the fourth quarter of 2015 and 88.7% for the fourth quarter of 2014. The ratio improved to 89.7% for 2015 from 90.7% for 2014. The operating ratio, net of both the gain on the facility dispositions and fuel surcharges, improved to 90.4% for the year ended December 31, 2015.

Chairman and Chief Executive Officer Randolph L. Marten said, “We have continued to demonstrate the strength of our multifaceted business model in 2015 despite a soft freight market since the second quarter. We have increased our truckload and dedicated tractor count by 340 tractors, or 14.6%, during 2015 due to the continued expansion of our dedicated operations. In 2015, we organically grew our truckload and dedicated revenue, net of fuel surcharges, by 9.7%; our brokerage revenue by 24.8%; and our intermodal revenue, net of both fuel surcharges and revenue from our discontinued dry container service, by 14.2% while improving our operating ratio and earning the highest net income for any year in our history. We are confident in our ability to drive continued profitable growth across all of our business units in 2016.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States. Marten specializes in transporting and distributing food and other consumer packaged goods that require a temperature-controlled or insulated environment. Marten offers service in the United States, Canada and Mexico, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

	December 31,	December 31,
(In thousands, except share information)	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$434	$123
Receivables:
Trade, net	70,597	72,263
Other	10,885	17,740
Prepaid expenses and other	18,134	16,860
Total current assets	100,050	106,986

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	724,597	645,972
Accumulated depreciation	(196,588)	(180,223)
Net property and equipment	528,009	465,749
Other assets	3,469	3,726
Total assets	$631,528	$576,461

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$33,641	$29,775
Insurance and claims accruals	16,235	13,998
Checks issued in excess of cash balances	-	745
Total current liabilities	49,876	44,518
Long-term debt	37,867	24,373
Deferred income taxes	134,364	119,644
Total liabilities	222,107	188,535

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 96,000,000 shares authorized; 32,759,806 shares at December 31, 2015, and 33,418,829 shares at December 31, 2014, issued and outstanding	328	334
Additional paid-in capital	76,468	87,370
Retained earnings	332,625	300,222
Total stockholders’ equity	409,421	387,926
Total liabilities and stockholders’ equity	$631,528	$576,461

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands, except per share information)	2015	2014	2015	2014

Operating revenue	$168,773	$173,547	$664,994	$672,929

Operating expenses (income):
Salaries, wages and benefits	54,554	48,630	209,455	183,464
Purchased transportation	29,687	31,234	118,030	123,017
Fuel and fuel taxes	23,269	34,213	104,582	153,931
Supplies and maintenance	10,584	10,431	43,319	41,490
Depreciation	19,854	17,754	75,323	68,243
Operating taxes and licenses	2,729	1,862	8,914	7,140
Insurance and claims	7,279	8,247	29,252	27,240
Communications and utilities	1,539	1,547	5,886	5,798
Gain on disposition of revenue equipment	(741)	(1,027)	(5,584)	(4,387)
Gain on disposition of facilities	(392)	-	(4,104)	-
Other	5,174	4,264	18,858	15,987

Total operating expenses	153,536	157,155	603,931	621,923

Operating income	15,237	16,392	61,063	51,006

Other	225	269	372	(667)

Income before income taxes	15,012	16,123	60,691	51,673

Provision for income taxes	6,222	7,154	24,946	21,839

Net income	$8,790	$8,969	$35,745	$29,834

Basic earnings per common share	$0.26	$0.27	$1.07	$0.89

Diluted earnings per common share	$0.26	$0.27	$1.06	$0.89

Dividends declared per common share	$0.025	$0.025	$0.10	$0.10

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

	Three Months Ended December 31,		Dollar Change Three Months Ended December 31,	Percentage Change Three Months Ended December 31,
(Dollars in thousands)	2015	2014	2015 vs. 2014	2015 vs. 2014
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$85,874	$91,825	$(5,951)	(6.5)%
Truckload fuel surcharge revenue	9,964	20,583	(10,619)	(51.6)
Total Truckload revenue	95,838	112,408	(16,570)	(14.7)

Dedicated revenue, net of fuel surcharge revenue	33,323	18,280	15,043	82.3
Dedicated fuel surcharge revenue	2,677	3,681	(1,004)	(27.3)
Total Dedicated revenue	36,000	21,961	14,039	63.9

Intermodal revenue, net of fuel surcharge revenue	15,599	17,458	(1,859)	(10.6)
Intermodal fuel surcharge revenue	2,090	4,716	(2,626)	(55.7)
Total Intermodal revenue	17,689	22,174	(4,485)	(20.2)

Brokerage revenue	19,246	17,004	2,242	13.2

Total operating revenue	$168,773	$173,547	$(4,774)	(2.8)%

Operating income:
Truckload	$7,903	$12,440	$(4,537)	(36.5)%
Dedicated	4,322	2,335	1,987	85.1
Intermodal	1,460	920	540	58.7
Brokerage	1,160	697	463	66.4
Total operating income before gain on disposition of facilities	14,845	16,392	(1,547)	(9.4)
Gain on disposition of facilities	392	-	392	N/A
Total operating income	$15,237	$16,392	$(1,155)	(7.0)%

Operating ratio:
Truckload	91.8%	88.9%
Dedicated	88.0	89.4
Intermodal	91.7	95.9
Brokerage	94.0	95.9
Consolidated operating ratio before gain on disposition of facilities	91.2%	90.6%

Consolidated operating ratio	91.0%	90.6%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

	Year Ended December 31,		Dollar Change Year Ended December 31,	Percentage Change Year Ended December 31,
(Dollars in thousands)	2015	2014	2015 vs. 2014	2015 vs. 2014
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$348,101	$358,458	$(10,357)	(2.9)%
Truckload fuel surcharge revenue	50,260	89,815	(39,555)	(44.0)
Total Truckload revenue	398,361	448,273	(49,912)	(11.1)

Dedicated revenue, net of fuel surcharge revenue	107,264	56,609	50,655	89.5
Dedicated fuel surcharge revenue	11,008	13,743	(2,735)	(19.9)
Total Dedicated revenue	118,272	70,352	47,920	68.1

Intermodal revenue, net of fuel surcharge revenue	65,877	75,447	(9,570)	(12.7)
Intermodal fuel surcharge revenue	11,081	21,645	(10,564)	(48.8)
Total Intermodal revenue	76,958	97,092	(20,134)	(20.7)

Brokerage revenue	71,403	57,212	14,191	24.8

Total operating revenue	$664,994	$672,929	$(7,935)	(1.2)%

Operating income:
Truckload	$35,517	$39,483	$(3,966)	(10.0)%
Dedicated	12,818	7,136	5,682	79.6
Intermodal	4,832	1,735	3,097	178.5
Brokerage	3,792	2,652	1,140	43.0
Total operating income before gain on disposition of facilities	56,959	51,006	5,953	11.7
Gain on disposition of facilities	4,104	-	4,104	N/A
Total operating income	$61,063	$51,006	$10,057	19.7%

Operating ratio:
Truckload	91.1%	91.2%
Dedicated	89.2	89.9
Intermodal	93.7	98.2
Brokerage	94.7	95.4
Consolidated operating ratio before gain on disposition of facilities	91.4%	92.4%

Consolidated operating ratio	90.8%	92.4%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Truckload Segment:
Revenue (in thousands)	$95,838	$112,408	$398,361	$448,273
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,400	$3,698	$3,529	$3,618
Average tractors(1)	1,921	1,890	1,892	1,900
Average miles per trip	639	696	666	682
Non-revenue miles percentage(2)	9.4%	8.5%	9.4%	9.3%
Total miles (in thousands)	45,098	50,009	186,268	199,168

Dedicated Segment:
Revenue (in thousands)	$36,000	$21,961	$118,272	$70,352
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,405	$3,359	$3,433	$3,322
Average tractors(1)	745	414	599	327
Average miles per trip	324	346	347	337
Non-revenue miles percentage(2)	1.5%	2.8%	1.6%	2.4%
Total miles (in thousands)	17,499	10,233	57,381	31,543

Intermodal Segment:
Revenue (in thousands)	$17,689	$22,174	$76,958	$97,092
Loads	8,639	10,104	36,404	44,336
Average tractors	82	105	89	110

Brokerage Segment:
Revenue (in thousands)	$19,246	$17,004	$71,403	$57,212
Loads	13,228	10,714	48,060	36,712

At December 31, 2015 and December 31, 2014:
Total tractors(1)	2,740	2,420
Average age of company tractors (in years)	1.5	1.7
Total trailers	4,700	4,265
Average age of company trailers (in years)	2.6	2.5
Ratio of trailers to tractors(1)	1.7	1.8

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2015	2014	2015	2014

Net cash provided by operating activities	$26,816	$23,588	$128,238	$81,971
Net cash used for investing activities	21,555	23,403	125,081	118,606

Weighted average shares outstanding:
Basic	33,248	33,411	33,477	33,381
Diluted	33,434	33,697	33,715	33,678

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 65 and 52 tractors as of December 31, 2015 and 2014, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.